CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 7, 2020, with respect to the consolidated financial statements of Mitek Systems, Inc. as of September 30, 2020 and 2019, and for each of the three years in the period ended September 30, 2020, included in the Annual Report on Form 10-K for the year ended September 30, 2020.

/s/ Mayer Hoffman McCann P.C.
San Diego, California
October 7, 2021